                                  SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE DEF 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                                  US LEC CORP.
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:   N/A
                                                                        --------
     2)  Aggregate number of securities to which transaction applies:    N/A
                                                                     ---------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction: N/A
                                                         -----
     5)  Total fee paid: N/A
                        -----
( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: N/A
                                -----
     2)  Form, Schedule, or Registration Statement No.: N/A
                                                       -----
     3)  Filing Party: N/A
                      -----
     4)  Date Filed: N/A
                    -----

                                  US LEC CORP.
                                 Morrocroft III
                            6801 Morrison Boulevard
                        Charlotte, North Carolina 28211

                                                                   April 4, 2001

To Our Stockholders:

   You are cordially invited to attend the Annual Meeting of Stockholders of US LEC Corp. to be held at 10:00 a.m. on Thursday, May 3, 2001 at US LEC's Corporate Headquarters, Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina.

   The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. It is important that your shares be represented at the meeting, whether or not you plan to attend. Accordingly, please take a moment now to sign, date and mail the enclosed proxy in the envelope provided.

   Following completion of the formal portion of the Annual Meeting, management will comment on the Company's affairs. A question and answer period will follow. We look forward to seeing you at the meeting.

                                          Sincerely,
                               (Sig appears here)

                                          Richard T. Aab
                                          Chairman

                                  US LEC CORP.
                                 Morrocroft III
                            6801 Morrison Boulevard
                        Charlotte, North Carolina 28211

                               ----------------

                    Notice of Annual Meeting of Stockholders
                             to be held May 3, 2001
                               ----------------

TO THE STOCKHOLDERS OF US LEC CORP.:

   The Annual Meeting of Stockholders of US LEC Corp. (the "Company" or "US LEC") will be held at US LEC's Corporate Headquarters, Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina on Thursday, May 3, 2001 at 10:00 a.m., for the following purposes:

  1. To elect six directors for a one-year term and, in each case, to serve until their successors are elected and qualified, two of whom will be elected by the holders of Class B Common Stock, two of whom will be elected by the holders of the Series A Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") and two of whom will be elected by the holders of Class A Common Stock and Class B Common Stock voting together;

  2. To amend the US LEC Corp. 1998 Omnibus Stock Plan (the "1998 Stock Plan") to increase the number of shares reserved for issuance under the plan from 3,500,000 to 5,000,000;

  3. To amend the US LEC Corp. Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the number of shares reserved for issuance under the plan from 1,000,000 to 2,000,000; and

  4. To transact such other business as may properly come before the meeting or any reconvened session thereof.

   The Board of Directors has fixed the close of business on March 20, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any reconvened session thereof.

   Your proxy is important to ensure a quorum at the meeting. Even if you hold only a few shares, and whether or not you expect to be present, you are requested to date, sign and mail the enclosed proxy in the postage-paid envelope that has been provided. The proxy may be revoked by you at any time, and the giving of your proxy will not affect your right to vote in person if you attend the meeting.

   This notice is given pursuant to direction of the Board of Directors.


                                         / Aaron D. Cowell, Jr./
                                           President

April 4, 2001

                                  US LEC CORP.
                                 Morrocroft III
                            6801 Morrison Boulevard
                        Charlotte, North Carolina 28211

                               ----------------

                                PROXY STATEMENT

                               ----------------

   The accompanying proxy is solicited by the Board of Directors of US LEC Corp. (the "Company" or "US LEC") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 3, 2001, at US LEC's Corporate Headquarters, Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina, and at any reconvened session thereof (the "Annual Meeting"). When such proxy is properly executed and returned, the shares of the Company's Class A Common Stock or Class B Common Stock (collectively, the "Common Stock") it represents or Series A Preferred Stock, voting on an "as converted" basis, will be voted at the meeting. If a choice has been specified by the stockholder as to any matter referred to on the proxy, the shares will be voted accordingly. If no choice is indicated on the proxy, the shares will be voted in favor of election of the director nominees named herein and in favor of each of the other proposals. A stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting by a stockholder who has signed a proxy does not alone revoke that proxy; the proxy may be revoked by a later dated proxy or by notice to the Secretary at the meeting. At the meeting, votes will be counted by written ballot. The approximate date on which these proxy materials were first sent or given to stockholders is April 4, 2001.

   At the Annual Meeting, stockholders will be asked:

  1. To elect six directors for a one-year term and, in each case, to serve until their successors are elected and qualified, two of whom will be elected by the holders of Class B Common Stock, two of whom will be elected by the holders of the Series A Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") and two of whom will be elected by the holders of the Class A Common Stock and Class B Common Stock voting together;

  2. To amend the US LEC Corp. 1998 Omnibus Stock Plan (the "1998 Stock Plan") to increase the number of shares reserved for issuance under the plan from 3,500,000 to 5,000,000;

  3. To amend the US LEC Corp. Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the number of shares reserved for issuance under the plan from 1,000,000 to 2,000,000; and

  4. To transact such other business as may properly come before the meeting or any reconvened session thereof.

   The representation in person or by proxy of a majority of the votes entitled to be cast will be necessary to provide a quorum at the Annual Meeting. Provided a quorum is present, two directors will be elected by a plurality of the votes of shares of Class A Common Stock and Class B Common Stock, voting together as a group, present and entitled to vote on the election of directors. With respect to the election of directors, votes may be cast in favor of nominees or withheld. Withheld votes will not be treated as votes cast and, therefore, will have no effect on the result of the vote. Amendments of the Stock Purchase Plan and the 1998 Stock Plan will require the affirmative vote of a majority of the votes of shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock, voting together as a group, present and entitled to vote on these proposals. Abstentions will not be counted as votes cast or as votes entitled to be cast on these proposals and, therefore, will have no effect on the result of the vote. Two directors will be elected by a plurality of the votes of shares of Class B Common Stock (the "Class B Directors") and two directors will be elected by a plurality of the votes of shares of the Series A Preferred Stock (the "Preferred Stock Directors").

   The cost of preparing, printing and mailing this proxy statement to stockholders will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone without compensation by the Company other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies.

   Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. For purposes of Proposal 1, each class of directors will be elected by a plurality of the voting power of the applicable classes of stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting (i.e., the nominees receiving the greatest number of votes will be elected). Only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Thus, shares present at the Annual Meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes will not be counted towards such nominee's achievement of a plurality. For purposes of Proposals 2 and 3, the affirmative vote of the majority of the votes cast on each proposal is required to approve them. Abstentions are considered votes cast for this purpose, but broker non-votes are not. If a stockholder abstains from voting or directs the stockholder's proxy to abstain from voting on these proposals, the shares are considered to have been cast at the meeting with respect to each proposal, but since they are not affirmative votes, they will have the same effect as votes against the proposal. On the other hand, shares resulting in broker non-votes are not considered to have been cast at the meeting and, therefore, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each proposal by reducing the total number of shares from which the majority is calculated.

Outstanding Voting Securities

   The Board of Directors has set the close of business on March 20, 2001 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, the Company had 11,008,885 shares of Class A Common Stock outstanding, 16,759,270 shares of Class B Common Stock outstanding and 209,136 shares of Series A Preferred Stock outstanding. The holders of the Series A Preferred Stock are entitled to vote their shares as if they had been converted on the Record Date into 6,062,009 shares of Class A Common Stock, on a converted basis. Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share and each share of the Series A Preferred Stock is entitled to one vote per share of Class A Common Stock on an "as converted" basis, in each case with respect to all matters to be acted upon at the Annual Meeting.

Recent Subsequent Event

   As the Company reported in its Annual Report on Form 10K for the year ended December 31, 2000, and in a press release issued April 2, 2001, on March 31, 2001, the Company reached an agreement, in principle, to resolve the obligation of Metacomm, LLC ("Metacomm") and effect a recapitalization of the Company. Upon the closing of this transaction, Mr. Richard T. Aab, the Chairman of the Company and its largest shareholder, and the indirect controlling owner of Metacomm, will deliver to the Company for cancellation 2,000,000 shares of the Company's Class B Common Stock. Also, Mr. Aab and Mr. Tansukh V. Ganatra, Vice Chairman, Chief Executive Officer and Director, will convert all remaining shares of Class B Common Stock, 12,540,270 and 3,750,000 shares as of April 2, 2001, respectively, on a one for one basis into shares of Class A Common Stock. Following the closing of the proposed transaction, no shares of Class B Common Stock will be outstanding and none may be re-issued. These proposed transactions were not effective as of the Record Date and will have no effect on the shareholder vote at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of the Record Date by: (i) each person or group known to the Company to beneficially own more than five percent of the Common Stock; (ii) each director; (iii) each executive officer named on the Summary Compensation Table appearing elsewhere in this proxy statement; and
(iv) all executive officers and directors as a group.

                                                            Percent of
                                    Amount and      Percent    Total    Percent of
                                    Nature of         of      Shares      Total
                          Title of  Beneficial       Class  Outstanding   Voting
Name                       Class   Ownership (1)      (2)       (2)      Power (2)
----                      -------- ------------     ------- ----------- ----------
Richard T. Aab..........  Class A       98,175           *        *           *
                          Class B   16,759,270 (3)   100.0     60.4        90.8
Joyce M. Aab............  Class B    4,790,270 (3)    28.6     17.3        25.9
Tansukh V. Ganatra......  Class B    3,969,000 (4)    23.7     14.3        21.5
Wachovia Corporation....  Class A      812,444 (5)     7.4      2.9           *
David C. Conner.........  Class A      595,000 (6)     5.4      2.1           *
David M. Flaum..........  Class A      210,000 (7)     1.9        *           *
Steven L. Schoonover....  Class A      109,000 (8)       *        *           *
Aaron D. Cowell, Jr.....  Class A       189,88 (9)     1.7        *           *
Michael K. Robinson.....  Class A      106,250 (10)      *        *           *
Michael A. Krupka.......  Class A      118,669 (11)      *        *           *
Anthony J. DiNovi.......  Class A    2,871,876 (12)   16.8      8.5         1.6
All directors and
 executive Officers as a
 group (8 persons)......  Class A    3,703,851        21.3     10.8         2.0
                          Class B   16,759,270       100.0     60.4        90.8

--------
(1) Each beneficial owner's holdings have been calculated assuming full exercise of options exercisable by such holder within 60 days after the Record Date. Except as otherwise indicated, each person named in this table has sole voting and dispositive power with respect to the shares of Common Stock beneficially owned by such person.
(2) An "*" indicates less than one percent.
(3) Includes 4,790,270 shares held by Melrich Associates, L. P. ("Melrich"). Mr. Aab and his wife, Joyce M. Aab, are the sole general partners of Melrich and share voting and dispositive power with respect to these shares. Also includes 3,969,000 shares held by Mr. Ganatra and Super STAR Associates Limited Partnership ("Super STAR") as to which Mr. Aab holds voting power. Mr. and Mrs. Aab's address is 6801 Morrison Boulevard, Charlotte, NC 28211.
(4) Includes 3,750,000 shares held by Super STAR. Mr. Ganatra, the majority general partner, has dispositive power with respect to these shares. Mr. Ganatra's address is 6801 Morrison Boulevard, Charlotte, NC 28211.
(5) Wachovia Corporation's address is 100 North Main Street, Winston-Salem, NC 27104. This information is based on a statement on Schedule 13G filed by Wachovia Corporation and its subsidiary, Wachovia Bank, National Association, with the U.S. Securities and Exchange Commission on December 31, 2000.
(6) Of the 595,000 shares beneficially owned by David C. Conner, 430,000 are held of record by Mr. Conner and 165,000 are held of record by his wife. Mr. and Mrs. Conner are deemed to share voting and dispositive power with respect to the shares beneficially owned by Mrs. Conner. Mr. and Mrs. Conner's address is care of US LEC Corp., 6801 Morrison Boulevard, Charlotte, NC 28211.
(7) Includes 20,000 shares subject to presently exercisable stock options.
(8) Includes 20,000 shares subject to presently exercisable stock options and 89,000 shares held by Schoonover Investments Limited Partnership, a limited partnership controlled by Mr. Schoonover.

(9) Includes 186,250 shares subject to presently exercisable stock options.
(10) Comprised entirely of shares subject to presently exercisable stock options.
(11) Assumes conversion of 4,094 shares of Series A Preferred Stock with a stated value of $1,000 at a conversion price of approximately $34.50 into 118,669 shares of Class A Common Stock within 60 days of the Record Date. See "Certain Relationships and Related Transactions." The 118,669 shares of Class A Common Stock includes (i) 78,676 shares held by BCIP Associates II, a Delaware general partnership ("BCIP II"), as a member of Bain Capital CLEC Investors, L.L.C. ("CLEC LLC"), (ii) 9,518 shares held by BCIP Trust Associates II, a Delaware general partnership ("BCIPT II"), as a member of CLEC LLC, (iii) 12,786 shares held by BCIP Associates II-B, a Delaware general partnership ("BCIP II-B"), as a member of CLEC LLC, (iv) 4,716 shares held by BCIP Trust Associates II-B, a Delaware general partnership ("BCIPT II-B"), as a member of CLEC LLC, and (v) 12,973 shares held by BCIP Associates II-C, a Delaware general partnership ("BCIP II-C"), as a member of CLEC LLC. Bain Capital, Inc., a Delaware corporation, is the Managing Partner of BCIP II, BCIPT II, BCIP II-B, BCIPT II-B, and BCIP II-C (collectively, the "BCIP Entities"). Mr. W. Mitt Romney is the sole shareholder, sole director, President and Chief Executive Officer of Bain Capital, Inc. and is thus the controlling person of Bain Capital, Inc. Mr. Krupka is a general partner of the BCIP Entities. Mr. Krupka disclaims beneficial ownership of all reported shares, except to the extent of his pecuniary interest therein.
(12) Assumes conversion of 99,078 shares of Series A Preferred Stock with a stated value of $1,000 at a conversion price of approximately $34.50 into 2,871,876 shares of Class A Common Stock within 60 days of the Record Date. See "Certain Relationships and Related Transactions." The 2,871,876 shares of Class A Common Stock includes (i) 7,426 shares held by Mr. DiNovi for his own account, (ii) 2,531,888 shares held by Thomas H. Lee Equity Fund IV, L.P., a Delaware limited partnership ("THL Equity Fund"),
     (iii) 245,905 shares held by Thomas H. Lee Foreign Fund IV-B, L.P., a Delaware limited partnership ("THL Foreign Fund B"), and (iv) 86,657 shares held by Thomas H. Lee Foreign Fund IV, L.P., a Delaware limited partnership ("THL Foreign Fund"). THL Equity Advisors IV, LLC, a Massachusetts limited liability company ("THL Advisors"), is the general partner of THL Equity Fund, THL Foreign Fund B and THL Foreign Fund. Mr. DiNovi is a managing director of THL Advisors. Mr. DiNovi disclaims beneficial ownership of all reported shares, except to the extent of his pecuniary interest therein.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Board of Directors currently consists of six directors. Two Class B Directors are elected annually by the holders of Class B Common Stock, two Preferred Stock Directors are elected annually by holders of Series A Preferred Stock and two Class A Directors are elected annually by the holders of Class A Common Stock and Class B Common Stock voting together as a group. Class A Directors generally serve until the next annual meeting of stockholders.

Class A Directors

   Two Class A Directors will be elected at the Annual Meeting. The nominees are described below:

                          Director
 Name                 Age  Since                Business Experience
 ----                 --- -------- --------------------------------------------

 David M. Flaum        48   1998   Mr. Flaum has served as President of Flaum
                                   Management Company, Inc. ("Flaum
                                   Management"), a real estate development firm
                                   based in Rochester, New York, since 1985,
                                   and President of The Hague Corporation, a
                                   commercial real estate management firm,
                                   since 1993. Flaum Management is active in
                                   the development of retail centers and office
                                   buildings in the eastern United States.

 Steven L. Schoonover  55   1998   Mr. Schoonover is President and Chief
                                   Executive Officer of CellXion, Inc., which
                                   specializes in construction, installation
                                   and management of cellular telephone and
                                   personal communications systems. From 1990
                                   until its sale in November 1997 to Telephone
                                   Data Systems, Inc., Mr. Schoonover served as
                                   President of Blue Ridge Cellular, Inc., a
                                   full-service cellular telephone company.
                                   From 1983 to 1996, he served in various
                                   positions, including President and Chief
                                   Executive Officer, with Fibrebond
                                   Corporation, a firm involved in site
                                   development, shelter and tower construction
                                   for the cellular telecommunications
                                   industry.

Recommendation

   The Board of Directors recommends a vote "for" each of the two nominees named above.

Class B Directors

   Two Class B Directors will be elected at the Annual Meeting. The nominees are described below:

                        Director
 Name               Age  Since                 Business Experience
 ----               --- -------- ----------------------------------------------
 Richard T. Aab      52   1996   Mr. Aab co-founded US LEC in June 1996 and has
                                 served as Chairman of the Board of Directors
                                 since that time. He also served as Chief
                                 Executive Officer from June 1996 until July
                                 1999. Between 1982 and 1997, Mr. Aab held
                                 various positions with ACC Corp., an
                                 international telecommunications company in
                                 Rochester, NY, including Chairman and Chief
                                 Executive Officer, and served as a director.

 Tansukh V. Ganatra  57   1996   Mr. Ganatra co-founded US LEC in June 1996 and
                                 has served as a director since that time. He
                                 also served as President and Chief Operating
                                 Officer from June 1996 until July 1999, when
                                 he was named Vice Chairman and Chief Executive
                                 Officer. From 1987 to 1997, Mr. Ganatra held
                                 various positions with ACC Corp., including
                                 serving as its President and Chief Operating
                                 Officer. Prior to joining ACC Corp., Mr.
                                 Ganatra held various positions during a 19-
                                 year career with Rochester Telephone Corp.,
                                 culminating with the position of Director of
                                 Network Engineering.

Preferred Stock Directors

   On April 11, 2000, affiliates of Bain Capital, Inc. ("Bain") and Thomas H. Lee Partners, L.P. ("THL") each purchased $100 million of the Series A Preferred Stock and each obtained an option to purchase up to an additional $50 million of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock"). The holders of the Series A Preferred Stock are entitled to elect two directors of the Company. The Preferred Stock nominees are described below:

 Name                  Director
                   Age  Since                 Business Experience
 ----              --- -------- -----------------------------------------------
 Anthony J. DiNovi  38   2000   Mr. DiNovi is a Managing Director and joined
                                THL in 1998. Mr. DiNovi currently serves as a
                                director of Eye Care Centers of America, Inc.,
                                Fairpoint Communications, Inc., Fisher
                                Scientific International, Inc., Vertis, Inc.,
                                and several privately held companies.

 Michael A. Krupka  36   2000   Mr. Krupka joined Bain in 1991 and has been a
                                Managing Director since 1997. Prior to joining
                                Bain, he spent several years as a management
                                consultant at Bain & Company where he focused
                                on technology and technology-related companies.
                                In addition, Mr. Krupka has served in several
                                senior operating roles at Bain portfolio
                                companies. He currently serves as a director of
                                Eschelon Telecom, Inc., Integrated Circuit
                                Systems, Inc. and Sealy Mattress Co.

Compensation of Directors

   The Company pays Class A Directors an annual retainer of $5,000 and a fee of $1,000 for each meeting of the Board of Directors and $500 for each meeting of any committee thereof attended. In addition, each Class A Director received an option to purchase 5,000 shares of Class A Common Stock upon his initial election to the Board of Directors. Each Class A Director received discretionary grants of options to purchase 5,000, 5,000 and 10,000 shares in 1998, 1999 and 2001, respectively. The Company also reimburses each Outside Director for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any committees thereof.

Meetings and Committees of the Board of Directors

   The Board of Directors held eight meetings during 2000. The Board of Directors currently has an Audit Committee and a Compensation Committee. Messrs. DiNovi, Flaum, Krupka and Schoonover currently serve as the members of both of these committees. The Audit Committee met five times during 2000. The primary functions of the Audit Committee are to (i) establish and review the activities of the independent accountants, (ii) review recommendations of the independent accountants and responses of management and (iii) review and discuss the Company's financial reporting and accounting policies with the independent accountants and management. The Compensation Committee met three times during 2000. The primary function of the Compensation Committee in 2000 was to review and make recommendations to the Board of Directors regarding compensation for the Company's Chairman and Vice Chairman/Chief Executive Officer.

Compensation of Executive Officers

   The following table summarizes all compensation paid to (i) the person who served as the Company's Chief Executive Officer during 2000 and (ii) the three most highly compensated executive officers incumbent at December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                                                         Compensation
                                         Annual Compensation                Awards
                              ----------------------------------------- ---------------
                                                                          Securities
Name and Principal                                     Other Annual       Underlying         All Other
Position                 Year Salary ($) Bonus ($) Compensation ($) (1) Options (#) (2) Compensation ($) (3)
------------------       ---- ---------- --------- -------------------- --------------- --------------------
Richard T. Aab.......... 2000  176,000        --            --                  --             2,480
 Chairman                1999  168,000        --            --                  --             2,178
                         1998  197,462        --            --                  --               451

Tansukh V. Ganatra...... 2000  167,677        --          3,951                 --             2,686
 Vice Chairman and       1999  164,505        --          2,925                 --             2,132
 Chief Executive Officer 1998  188,077        --          1,018                 --               805

Aaron D. Cowell, Jr..... 2000  249,600        --            --                  --             5,358
 President               1999  157,000    102,400           --               25,000            4,254
                         1998  127,409     56,300           --              360,000               41

Michael K. Robinson..... 2000  246,414        --            --                  --             5,370
 Executive Vice          1999  156,700    102,400           --               25,000            3,891
 President-Finance and   1998   75,102     56,300           --              200,000               63
 Chief Financial Officer

--------
(1) Amounts presented represent value of automobile lease payments.
(2) In September 1998, the Company repriced options to purchase 360,000 and 200,000 shares of Class A Common Stock granted to Mr. Cowell and Mr. Robinson, respectively. These options vest over four years beginning at the repricing date. Executive officers did not receive bonuses for the period ending December 31, 2000.
(3) Amounts presented for 2000 include matching contributions to each executive officer's account under the Company's 401(k) retirement plan in the amounts of $2,204, $2,170, $5,250, and $5,250 and group term life insurance premiums of $276, $516, $108, and $102 for Messrs. Aab, Ganatra, Cowell and Robinson, respectively.

   The following table set forth information with respect to option grants to executive officers named on the Summary Compensation Table. All such grants were made under the 1998 Stock Plan and as of December 31, 2000, the exercise prices of such grants were greater than fair market value.

                    AGGREGATED OPTIONS AT DECEMBER 31, 2000

                                                  Number of Securities
                                                 Underlying Unexercised
                                              Options at December 31, 2000
                                              --------------------------------
   Name                                        Exercisable      Unexercisable
   ----                                       --------------   ---------------
   Aaron D. Cowell, Jr.......................          186,250           198,750
   Michael K. Robinson.......................          106,250           118,750

Executive Compensation Report

   General. The objective of the Company's executive compensation program is to attract, motivate, reward and retain qualified executives. The Company's executive compensation program consists of (i) annual compensation comprised of a base salary combined with a cash incentive bonus based upon the executive's performance and (ii) long-term compensation comprised of stock option grants. No cash incentive bonuses or options were awarded for 2000 to the executive officers named in the Summary Compensation Table (the "Named Executives"). The Board of Directors and its Compensation Committee determined the compensation for Mr. Aab and Mr. Ganatra and the Board of Directors reviewed and approved the recommended compensation for the Company's other executive officers.

   Annual Compensation. During the fourth quarter of 2000, the Company's executive officers met to determine the recommendations for 2000 bonuses to be submitted to the Board of Directors for all executives other than themselves. These recommendations were based on a review of the performance of such executives. The Board of Directors approved the recommendations.

   Long-Term Compensation. The Company adopted the 1998 Omnibus Stock Plan primarily as a tool to recruit directors, executive officers and other employees on a basis competitive with industry practices for emerging, growth-oriented businesses. All options granted in 2000, none of which were granted to Named Executives, have a 10-year term and vest in four annual installments commencing on the first anniversary of the grant date, with exception to options granted to Directors, whose options vest immediately upon grant. All options granted in 2000 have exercise prices equal to the market value of the underlying shares on the date of grant.

   Compensation of the Chairman and the Chief Executive Officer. During 2000, the base salaries for Mr. Aab and Mr. Ganatra were determined by the Board of Directors and its Compensation Committee based on the expressed desire of each of these executive officers to rely primarily upon appreciation in their existing holdings of US LEC stock as compensation for their services to the Company. As a result, their salaries were not increased in 2000 and they did not receive a bonus or stock options.

   Certain Income Tax Considerations. Under federal tax law, certain non-performance based executive compensation which is in excess of $1.0 million is not tax deductible by the Company. During 2000, no executive officer of the Company received compensation in excess of this limit, and, at this time, the Board of Directors does not expect that any executive officer of the Company will receive compensation in excess of this limit during 2001. Accordingly, no formal policy with respect to the tax deductibility of executive compensation has been adopted.

                 Members of the Board of Directors During 2000:

                            Richard T. Aab, Chairman
                       Tansukh V. Ganatra, Vice Chairman
                                 David M. Flaum
                                John W. Harris*
                              Steven L. Schoonover
                               Anthony J. DiNovi
                               Michael A. Krupka

* Mr. Harris resigned from the Board of Directors, Compensation Committee and Audit Committee in the second quarter of 2000.

Certain Relationships and Related Transactions

   Mr. Aab holds an indirect controlling interest in Metacomm, LLC ("Metacomm"). Metacomm was engaged in the business of developing and operating a high-speed data network in North Carolina and was a customer of the Company and BellSouth Telecommunications, Inc. ("BellSouth"). As discussed under the caption "Management's Discussion and Analysis of Financial Condition -- Disputed Reciprocal Compensation Revenue" in the Company's 1999 Annual Report to Stockholders, BellSouth filed a claim before the North Carolina Utilities Commission (the "NCUC") on September 14, 1998 seeking to be relieved of any obligation under its interconnection agreements with the Company to pay reciprocal compensation for traffic related to the Metacomm network. On March 31, 2000, the NCUC issued an order in this proceeding that relieved BellSouth from paying reciprocal compensation to US LEC for any minutes of use attributable to the Metacomm or any similar network (the "March 31 Order"). As a result of the March 31 Order, the Company recorded a pre-tax, nonrecurring charge of approximately $55 million in the quarter ending March 31, 2000. The charge, which was non-cash, is composed of the write-off of approximately $153 million in receivables related to reciprocal compensation revenue offset by a previously established allowance of $39 million and a reduction of approximately $59 million in reciprocal compensation commissions payable to Metacomm.

   In accordance with existing agreements between Metacomm and the Company, approximately $21 million in commission advances to Metacomm and approximately $16 million in receivables for services provided to Metacomm are due to the Company. Metacomm has assured the Company that these amounts will be paid.

   As the Company reported in its Annual Report on Form 10K for the year ended December 31, 2000, and in a press release issued April 2, 2001, on March 31, 2001, the Company reached an agreement, in principle, to resolve the outstanding liability owed to the Company by Metacomm and effect a recapitalization of the Company. Upon the closing of this proposed transaction, Mr. Richard T. Aab, the Chairman of the Company and its largest shareholder, and the indirect controlling owner of Metacomm, will deliver to the Company for cancellation 2,000,000 shares of the Company's Class B Common Stock. Also,
Mr. Aab and Mr. Tansukh V. Ganatra, Vice Chairman, Chief Executive Officer and Director, will convert all remaining shares of Class B Common Stock, 12,540,270 and 3,750,000 shares as of April 2, 2001, respectively, on a one for one basis into shares of Class A Common Stock. Following the closing of the proposed transaction, no shares of Class B Common Stock will be outstanding and none may be re-issued. These proposed transactions were not effective as of the Record Date and will have no effect on the shareholder vote at the Annual Meeting.

   Of the $100,000,000 of Series A Preferred Stock purchased by affiliates of THL, $245,000 of Series A Preferred Stock was purchased by Mr. DiNovi for his own account. Mr. DiNovi also received an option to purchase up to $122,500 of Series B Preferred Stock. Of the $100,000,000 of Series A Preferred Stock purchased by affiliates of THL, $83,500,000 of Series A Preferred Stock was purchased by Thomas H. Lee Equity Fund IV, L.P., $2,900,000 was purchased by Thomas H. Lee Foreign Fund IV, L.P. and $8,100,000 was purchased by Thomas H. Lee Foreign Fund IV-B, L.P. All such securities may be deemed to be beneficially owned by THL Equity Advisors IV, LLC, the general partner of each of the foregoing entities, and by Mr. DiNovi as a managing director of THL. Mr. DiNovi disclaims beneficial ownership of all such securities except to the extent of his pecuniary interest therein.

   Bain Capital CLEC Investors, LLC ("Bain Investors"), an affiliate of Bain, purchased $100 million of Series A Preferred Stock. The Administrative Member of Bain Investors is Bain Capital Fund VI, L.P., whose sole general partner is Bain Capital Partners VI, Inc. ("BCI VI"), a Delaware corporation wholly owned by W. Mitt Romney. Of the $100,000,000 of Series A Preferred Stock purchased by Bain Investors, $2,595,600 is attributable to BCIP Associates II as a member of Bain Investors, $314,000 is attributable to BCIP Trust Associates II as a member of Bain Investors, $421,800 is attributable to BCIP Associates II-B as a member of Bain Investors, $155,600 is attributable to BCIP Trust Associates II-B as a member of Bain Investors, and $428,000 is attributable to BCIP Associates II-C as a member of Bain Investors. Bain Capital, Inc. is the Managing Partner of each of the foregoing entities (collectively, the "BCIP Entities"). Mr. Romney is the sole shareholder, sole director, President and Chief Executive Officer of Bain Capital, Inc. and is thus the controlling person of Bain Capital, Inc. Mr. Krupka is a general partner of the BCIP Entities. He disclaims beneficial ownership of all such securities, except to the extent of his pecuniary interest therein.

   See "Compensation Committee Interlocks and Insider Participation" below for a discussion of certain transactions between the Company and Mr. Harris.

Compensation Committee Interlocks and Insider Participation

   Mr. Harris served as a member of the Board of Directors, Compensation Committee and Audit Committee until his resignation in the second quarter of 2000. During 2000, the Company paid approximately $953,000 for real estate services performed by Lincoln Harris, LLC, a company controlled by Mr. Harris. As of December 31, 2000, the Company owed Lincoln Harris approximately $27,000 for leasehold improvements and related services. In addition, the Company entered into a ten-year lease commencing May 1, 2000 for its new headquarters with H-C REIT, Inc., another company controlled by Mr. Harris. The Company paid approximately $1,700,000 to H-C REIT for rent in 2000. As of December 31, 2000, future minimum rental payments under this lease totaled approximately $22,500,000.

                                   PROPOSAL 2

                    AMENDMENT OF THE 1998 OMNIBUS STOCK PLAN

Background and Reasons

   The Company adopted the 1998 Omnibus Stock Plan (the "1998 Stock Plan") in January of 1998. The Company is presently authorized to issue 3,500,000 shares of common stock upon the exercise of options granted under the 1998 Stock Plan.

   The shareholders will be requested at the meeting to approve an amendment to the 1998 Stock Plan, which increases the number of shares that may be issued under the 1998 Stock Plan by 1,500,000. The 1998 Stock Plan is intended to enable the Company to recruit, reward, retain and motivate employees and to attract and retain outside directors, agents and consultants on a basis competitive with industry practices. The Company currently has reserved 3,500,000 shares of Class A Common Stock for issuance under the 1998 Stock Plan. The Board of Directors has approved and recommended to the stockholders that they approve an amendment to the 1998 Stock Plan to increase the number of shares reserved for issuance to 5,000,000 shares. As of March 20, 2001, options to purchase approximately 3,000,000 shares of Class A Common Stock were outstanding under the 1998 Stock Plan.

   Since May 2000, when the 1998 Stock Plan was last amended, the number of the Company's employees has increased from 632 to 839, as of February 28, 2001. Management relies heavily on options issued under the 1998 Stock Plan to attract and retain experienced officers and employees and to motivate employees to maximize stockholder value. The Board of Directors believes that the proposed increase in the number of shares available under the 1998 Stock Plan is essential to permit management to continue to provided long-term, equity-based incentives to present and future key employees. The Board of Directors has not determined who will receive awards relating to the additional shares of Class A Common Stock that will be reserved for issuance under the 1998 Stock Plan if the proposed amendment is approved.

Description of the 1998 Stock Plan

   The 1998 Stock Plan is administered by the Board of Directors. Awards under the 1998 Stock Plan may include, but are not limited to, stock options, stock appreciation rights, restricted stock, performance awards or other stock-based awards, such as stock units, securities convertible into stock, phantom securities and dividend equivalents. The Board of Directors has authority and discretion under the 1998 Stock Plan to (i) designate eligible participants and
(ii) determine the types of awards to be granted and the conditions and limitations applicable to such awards, if any, including the acceleration of vesting or exercise rights upon a change in control of the Company. The awards may be granted singly or together with other awards, or as replacement of, in combination with, or as alternatives to, grants or rights under the 1998 Stock Plan or other employee benefit plans of the Company. Awards under the 1998 Stock Plan may be issued based on past performance, as an incentive for future efforts or contingent upon the future performance of the Company.

   Options granted under the 1998 Stock Plan must be exercised within the period fixed by the Board of Directors, which may not exceed 10 years from the date of the option grant, or in the case of incentive stock options granted to any 10% stockholder, five years from the date of the option grant. Options may be made exercisable in whole or in installments, as determined by the Board of Directors. Except as authorized by the Board of Directors, options will not be transferable other than by will or the laws of descent and distribution and, during the lifetime of an optionee, may be exercised only by the optionee. The option price will be determined by the Board of Directors. However, the option price for incentive stock options may not be less than the market value of the Class A Common Stock on the date of grant of the option and the option price for incentive stock options granted to any 10% stockholder may not be less than 110% of the market value of the Class A Common Stock on the date of grant. Unless otherwise designated by the Board of Directors as "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options granted under the 1998 Stock Plan are intended to be "nonqualified stock options."

   If there is any increase or decrease in the number of issued shares of Class A Common Stock as a result of a stock split, consolidation of shares, payment of a stock dividend or any other capital adjustment affecting the number of issued shares of Class A Common Stock, then an appropriate adjustment will be made in the number of shares of Class A Common Stock reserved for issuance and purchasable under the 1998 Stock Plan. In the event that the outstanding shares of Class A Common Stock are changed into or exchanged for a different number or kind of securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then an appropriate adjustment will be made in the number and kind of securities which may be issued and purchased under the 1998 Stock Plan.

Federal Income Tax Considerations

   There are no tax consequences to the optionee upon the grant of an incentive option pursuant to the 1998 Stock Plan and no tax consequences to the optionee upon exercise of an incentive stock option, except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to alternative minimum tax. If the shares of Class A Common Stock acquired are not disposed of within two years from the date the option was granted and within one year after the shares are transferred to the optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If the foregoing holding period requirements are not met, a "disqualifying disposition" occurs and gain in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the option exercise price or (ii) the amount realized on disposition minus the option exercise price (except for certain "wash" sales, gifts or sales to related persons) is taxed as ordinary income and the Company will be entitled to a corresponding federal income tax deduction in an amount equal to the optionee's ordinary income at that time. The gain in excess of this amount, if any, will be characterized as long-term capital gain if the optionee held the shares for more than one year.

   There are no tax consequences to the recipient upon the grant of a non-qualified option pursuant to the 1998 Stock Plan. Upon the exercise of a non-qualified stock option, taxable ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate exercise price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

Recommendation

   The Board of Directors recommends a vote "for" approval of the proposal to amend the 1998 Stock Plan to increase the number of shares of Class A Common Stock reserved for issuance under the plan from 3,500,000 shares to 5,000,000 shares.

                                   PROPOSAL 3

                 AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

   In May 2000, the shareholders approved and the Company adopted the Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Company is presently authorized to issue 1,000,000 shares of common stock upon the exercise of options granted under the Stock Purchase Plan. The Stock Purchase Plan became effective on September 1, 2000 with 371 contributors participating. As of December 31, 2000, the company had issued 108,220 shares at a purchase price of $4.0906 per share, which represents a 15% discount to the closing price on December 29, 2000. At the annual meeting, the shareholders will be requested to approve an amendment to the Stock Plan, which increases by 1,000,000 shares, the number of shares that may be issued under the Stock Plan.

   The Stock Purchase Plan, which offers eligible employees the opportunity to purchase shares of Class A Common Stock through payroll deductions, is intended to encourage participation in the ownership and economic progress of the Company. Eligible employees are those whose customary employment is more than 20 hours per week and more than five months in any calendar year. Substantially all salaried and hourly employees, totaling approximately 839 persons as of February 28, 2001, are eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan is intended to qualify under Section 423 of the Code.

Administration

   The Stock Purchase Plan is administered by the Board of Directors. The Board of Directors may from time to time adopt amendments to the Stock Purchase Plan consistent with Sections 421 and 423 of the Code without the approval of the Company's stockholders. The Board of Directors may terminate the Stock Purchase Plan at any time and such action will result in a refund to those employees participating in the Plan (the "Participants") of the sums credited to their accounts. Unless sooner terminated, the Stock Purchase Plan will terminate on December 31, 2010.

Issuance of Shares

   The Board of Directors had reserved 1,000,000 shares of the Company's authorized but unissued shares of Class A Common Stock for purchase under the Stock Purchase Plan. The Stock Purchase Plan provides for specified offering periods during which an eligible employee is permitted to accumulate payroll deductions in a plan account (for each Participant, his or her, "Stock Purchase Account") for the purchase of shares of Class A Common Stock (each, an "Offering Period"). An eligible employee may elect to participate in the Stock Purchase Plan by delivering to the Board of Directors a written directive authorizing payroll deductions from such Participant's basic compensation in an amount not exceeding ten percent (10%) of that Participant's compensation payable to the Participant during the Offering Period. Notwithstanding the foregoing, the aggregate fair market value of shares of Class A Common Stock that may be purchased by a Participant during any calendar year may not exceed $25,000. In its discretion, the Board of Directors also may impose a maximum dollar amount that a Participant may contribute to the Stock Purchase Plan during and for any particular Offering Period. In addition, a Participant is limited to owning 5% of the total combined voting power or value of all classes of stock of the Company.

Purchase of Shares

   The purchase price per share of Class A Common Stock will be the lower of 85% of the Fair Market Value (as defined in the Stock Purchase Plan) of a share of Class A Common Stock as of the first day of each Offering Period or 85% of the Fair Market Value of a share of Class A Common Stock as of the last day of each Offering Period. The closing price of a share of Class A Common Stock on the Nasdaq National Market on December 29, 2000 was $4.81 per share. As of the end of each Offering Period, the amount in that Participant's Stock Purchase Account will be used to purchase from the Company the largest number of shares of Class A Common Stock which can be purchased at the price determined subject to certain limitations summarized herein and set forth in detail in the Stock Purchase Plan regarding the maximum number of shares of Class A Common Stock the Participant may purchase. The remaining balance (if any) in a Participant's Stock Purchase Account shall be credited to that Participant's Stock Purchase Account for the immediately following Offering Period.

   If there is any increase or decrease in the number of issued shares of Class A Common Stock as a result of a stock split, consolidation of shares, payment of a stock dividend or any other capital adjustment affecting the number of issued shares of Class A Common Stock, then an appropriate adjustment will be made in the number of shares of Class A Common Stock reserved for issuance and purchasable under the Stock Purchase Plan. In the event that the outstanding shares of Class A Common Stock are changed into or exchanged for a different number or kind of securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then an appropriate adjustment will be made in the number and kind of securities which may be issued and purchased under the Stock Purchase Plan.

Federal Income Tax Considerations

   The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. A Participant will not realize income subject to federal income tax at the time he or she elects to participate in the Stock Purchase Plan or at the time shares of Class A Common Stock are purchased for his or her account. No federal income tax consequences result to the Company at the time the Participant elects to participate in the Stock Purchase Plan, at the time shares of Class A Common Stock are purchased under the Stock Purchase Plan or upon the disposition of shares of Class A Common Stock acquired under the Stock Purchase Plan, other than with respect to a disqualifying disposition (as described below). If a Participant does not dispose of shares of Class A Common Stock within two years of the date of grant (the first day of the Offering Period involved) and within one year from the date of purchase (the last business day of the Offering Period involved), upon the disposition of such shares, ordinary income may be realized by the Participant on the lesser of (i) the excess of the proceeds of sale over the purchase price or (ii) the excess of the fair market value on the date of grant over the purchase price. Any additional gain realized will be capital gain and any loss realized will constitute a capital loss.

   If any shares of Class A Common Stock purchased are disposed of within either the two-year or one-year periods described above (a "disqualifying disposition"), the Participant will realize ordinary income at the time of such disposition in an amount equal to the difference between the fair market value of the shares on the date of purchase and the purchase price of such shares, and the Company generally will be entitled to a corresponding tax deduction from its income. Any difference between such fair market value and the disposition price will be treated as capital gain or loss to the Participant and will not be deductible by the Company.

Recommendation

   The Board of Directors recommends a vote "for" approval of the amendment of the Employee Stock Purchase Plan to provide for the increase of shares issuable under the plan from 1,000,000 shares to 2,000,000 shares.

Performance Graph

   The performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   The following is a comparative performance graph which compares the percentage change of cumulative total stockholder return on the Class A Common Stock with (a) the total return index of The Nasdaq Stock Market (US Companies) (the "Broad Index") and (b) the total return index for The Nasdaq Telecommunications Index for the period commencing April 24, 1998 (the first day of trading of the Class A Common Stock following the Company's initial public offering and ended February 28, 2001 assuming an investment of $100. The base price for the Company's stock is the initial public offering price of $15.00 per share.

 Nasdaq Composite (US)      Nasdaq-Telecommunications         US LEC Class A Common Stock
 4/24/98       100.000             100.000                             100.000
 6/30/98       101.086             107.298                             139.167
 9/30.98        91.210              94.727                              85.833
12/31/98       118.526             131.900                              98.753
 3/31/99       132.926             165.897                             114.167
 6/30/99       145.411             175.972                             150.000
 9/30/99       149.031             160.618                             164.167
12/31/99       220.262             235.327                             215.000
 3/31/00       247.233             249.791                             265.000
 6/30/00       214.956             197.017                             113.333
 9/29/00       197.788             157.266                              57.087
12/31/00       132.423             100.262                              32.087
 2/28/01       115.291             100.602                              57.500

                             AUDIT COMMITTEE REPORT

   Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A.

   In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

   The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent accountants the accounting firm's independence. The Audit Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

   Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

                         Steven L. Schoonover, Chairman
                                 David M. Flaum
                               Anthony J. DiNovi
                               Michael A. Krupka

Audit Fees

   Audit fees billed or expected to be billed to the Company by Deloitte & Touche, LLP for the audit of the Company's financial statements for the fiscal year ended December 31, 2000 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled approximately $250,000.

Financial Information Systems Design and Implementation Fees

   There were no services provided by Deloitte & Touche, LLP for the design and implementation of financial information systems during the last fiscal year.

All Other Fees

   Fees billed or expected to be billed to the Company by Deloitte & Touche, LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled approximately $290,000.

                            INDEPENDENT ACCOUNTANTS

   Deloitte & Touche LLP served as the Company's independent accountants for the year ended December 31, 2000. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions. The Board of Directors has not selected the Company's independent accountants for the year ending December 31, 2001 because management has not yet submitted its recommendations to the Audit Committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Common Stock to file initial reports of ownership and reports of changes in their ownership of the Common Stock with the U.S. Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Mr. Anthony J. DiNovi and Mr. Michael A. Krupka were late in filing their initial Form 3 stating their beneficial ownership of equity securities of the Company. Form 4s were late being filed for the following transactions that took place during the month of December: Mr. Wilbur
P. Williams disclosed two acquisitions of Class A Common Stock of the Company, Mr. Aaron D. Cowell, Jr. disclosed one acquisition of Class A Common Stock of the Company. Mr. Steven L. Schoonover and Mr. Craig K. Simpson each disclosed a sale of Class A Common Stock of the Company.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

   A stockholder intending to present a proposal at the 2001 Annual Meeting of Stockholders must deliver the proposal in writing to the attention of the Company's Secretary at its corporate offices, Morrocroft III, 6801 Morrison Boulevard, Charlotte, NC 28211 no later than December 2, 2001. It is suggested that proposals be submitted by certified mail-return receipt requested.

                         TRANSACTION OF OTHER BUSINESS

   As of the date of this proxy statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors


                                         / Aaron D. Cowell, Jr./
                                           President

April 4, 2001

Exhibit A

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                                  US LEC CORP.

                                    CHARTER
                             Adopted April 3, 2001

I. PURPOSE

   Article III, Section 13 of the Company's By-laws authorizes the Board of Directors to designate one or more committees to exercise the power and authority of the full board within a specified segment of the business and affairs of the corporation. In accordance therewith, the Board of Directors has established the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Company's independent accountants.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee has adopted this Charter in accordance with Article III,
Section 14 of the Company's By-laws, which provides that each committee of the board may establish rules for the conduct of its business.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee will be considered independent if, in the determination of the Board they meet the NASD definition of "independent director." All members of the Committee shall be financially literate, or will become financially literate within a reasonable period of time after appointment to the Committee, and at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background resulting in such member's financial sophistication. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

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III. MEETINGS

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company financials consistent with IV.4 below.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Document/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Company's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the accounting department and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Review and recommend to the Board of Directors the selection of the Company's independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. The Committee shall have a clear understanding with management and the independent accountants that the independent accountants are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company's stockholders. The Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The Committee shall discuss the accountants' independence from management and the Company and shall ensure the receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Company consistent with written disclosures required by the Independence Standards Board.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

Financial Reporting Processes

8. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

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10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

11. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

Legal Compliance

15. Ensure that management has the proper review system in place to verify that the Company's financial statements, reports and other financial information disseminated to governmental agencies and the public satisfy legal requirements.

16. Review, with the Company's counsel, legal compliance matters, including corporate securities trading policies.

17. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

18. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deem necessary or appropriate.


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